UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2006 (August 28, 2006)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Items 5.02(b) and (c), which are incorporated into this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 5.02(b), which is incorporated into this Item 1.02 by reference.

Item 2.02 Results of Operations and Financial Condition.

The announcement described in Item 7.01 below includes information regarding the results of operations and financial condition of R&G Financial Corporation (the “Company”) for the six months ended June 30, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective August 28, 2006, the Company and certain of its subsidiaries entered into an agreement with Vicente Gregorio, the Company’s Executive Vice President and Chief Financial Officer, which modified the terms of his employment arrangement with the Company. Under the terms of the agreement, Mr. Gregorio will continue to be employed under his current titles and with his current responsibilities until October 31, 2006, at which time he will resign from his position as Chief Financial Officer. During the period of his continued employment with the Company, Mr. Gregorio will continue to be compensated in accordance with the terms of the letter agreement, dated August 24, 2005, between Mr. Gregorio and the Company, which was previously filed on August 24, 2005 under the cover of a Form 8-K as Exhibit 10.1. Mr. Gregorio will continue as Executive Vice President of the Company until December 31, 2006, at which point he will resign from the Company. The Board of Directors made the decision to bring in a new senior executive to continue with the completion of the restatement of the Company’s consolidated financial statements. During the period of his continued employment with the Company, Mr. Gregorio will continue to assist the Company in its efforts to restate its previously filed consolidated financial statements for the years ended December 31, 2002-2004, and will assist in transitioning Mr. Andrés Pérez into his management responsibilities and ultimately, into his role as the Company’s new Chief Financial Officer, which will take effect on November 1, 2006.

A copy of the agreement is being filed herewith as Exhibit 10.1 and is incorporated into this Item 5.02(b) by reference.

(c) On August 28, 2006, the Company entered into an employment agreement with Andrés I. Pérez, which is effective October 1, 2006, pursuant to which Mr. Pérez will serve as Executive Vice President of the Company until November 1, 2006, at which time Mr. Pérez will assume the additional title and role of the Company’s Chief Financial Officer. Mr. Vicente Gregorio, presently an Executive Vice President and Chief Financial Officer of the Company, will relinquish his Chief Financial Officer title and role as of October 31, 2006 and continue to be employed by the Company as Executive Vice President until December 31, 2006. The Board of Directors of the Company has approved of the hiring of Mr. Pérez under the terms and circumstances described herein. Since 1998, Mr. Pérez has served as a Partner of KPMG LLP, with whom he has worked in various positions since 1984. Mr. Pérez most recently has served as Audit Partner in the South Florida

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Business Unit and Industry Sector Leader of the Financial Services Practice, from which he worked in Miami and Puerto Rico. Prior to that, Mr. Pérez served in various positions, including as a Senior Manager in KPMG LLP’s U.S. Capital Markets Group in London, England and its Professional Practice Department in New York, New York. Mr. Pérez is a Certified Public Accountant who is licensed in Puerto Rico and Florida and he received a Bachelor of Business Administration with distinction from Babson College. He is a member of the Puerto Rico College of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Pérez is 44 years old.

Under the terms of its employment agreement relating to his employment with the Company, Mr. Pérez will receive an initial base salary of $500,000 and a guaranteed bonus of $200,000 following the end of 2007 and 2008, subject to pro rata adjustment in the event Mr. Pérez’s employment with the Company does not continue for the full year in question. In connection with the execution of the employment agreement, Mr. Pérez received a $150,000 signing bonus. Mr. Pérez will be entitled to a performance bonus in the amount of $100,000 following the end of 2007, and $200,000 following the end of 2008, provided that his individual performance and the Company’s performance each meet or exceed certain quantitative and qualitative goals set by the Board of Directors of the Company for the relevant year.

Mr. Pérez may receive a bonus payment of up to $125,000 if the Company’s amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 (the “Form 10-K/A”) is provided to the Company’s independent public accountants for final review and approval by no later than November 17, 2006 with such bonus payment decreasing by specific amounts if the Form 10-K/A is provided to the Company’s independent public accountants on certain subsequent dates as specifically provided for in the employment agreement. Mr. Pérez will receive a bonus payment of $150,000 provided that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is filed with the SEC on or before March 27, 2007. Mr. Pérez will receive a bonus payment of $50,000 provided that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is filed with the SEC on or before June 30, 2007. Finally, Mr. Pérez will receive a bonus payment of $50,000 provided that the Company’s Form 10-Q for the quarter ended March 31, 2007 and for the quarter and six months ended June 30, 2007 are filed with the SEC on or before September 31, 2007.

In addition, upon completion of the restatement process and the Company’s becoming current in all of its financial reporting obligations, Mr. Pérez will also be granted 30,000 stock options to purchase the Company’s common stock, pursuant to the R&G Financial Corporation 2004 Stock Option Plan. The Company will provide Mr. Pérez with a $2,750 per month car allowance and an annual allowance of $15,000 for a country club membership. He will also be eligible to participate in the Company’s Profit Sharing Plan after he has been employed for six months and will receive standard health and other benefits offered to employees of comparable position.

In accordance with the terms of the employment agreement, in the event of a change in control of the Company, Mr. Pérez may be entitled to a $500,000 payment. The terms and conditions pursuant to which the change in control payment must be made are specified in a separate change in control agreement entered into between the Company and Mr. Pérez. The sale or merger of one of the Company’s subsidiaries is not deemed to be a change in control under the change in control agreement.

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A copy of the employment agreement is being filed herewith as Exhibit 10.2 and is incorporated into this Item 5.02 (c) by reference. A copy of the change in control agreement is being filed herewith as Exhibit 10.3 and is incorporated into this Item 5.02 (c) by reference.

Item 7.01 Regulation FD Disclosure.

On August 28, 2006, the Company announced by press release information on the status of the Company’s restatement of its consolidated financial statements for the years ended December 31, 2002 through 2004, certain unaudited and preliminary operational data for the six months ended June 30, 2006 and an updated assessment of the aggregate reduction to stockholders’ equity that will likely be required in connection with the restatement.

In addition, on August 28, 2006, the Company announced that it had been informed by the Federal Deposit Insurance Corporation that based upon improved controls and procedures implemented by R&G Premier Bank of Puerto Rico, the Company’s wholly-owned Puerto Rico commercial bank subsidiary (the “Bank”), the previously disclosed Memorandum of Understanding dated December 16, 2004, entered into between the Bank and the Federal Deposit Insurance Corporation with respect to alleged violations of the Bank Secrecy Act had been terminated.

The information furnished pursuant to Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.1	Separation and Release Agreement dated August 28, 2006 between R&G Financial Corporation and Vicente Gregorio.

10.2	Employment Agreement dated August 28, 2006 between R&G Financial Corporation and Andrés I. Pérez.

10.3	Change in Control Agreement dated August 28, 2006 between R&G Financial Corporation and Andrés I. Pérez.

99.1	Press Release issued on August 28, 2006 by R&G Financial Corporation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: August 29, 2006

	By:	/s/ VICTOR GALÁN
Victor Galán
Chairman of the Board of Directors and
Chief Executive Officer

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